UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 12, 2013

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 12, 2013, the Compensation Committee (the “Committee”) of MusclePharm Corporation, a Nevada corporation ("MusclePharm" or the “Company”), formally approved the potential amount of bonuses that may be earned by the named executive officers of the Company in fiscal year 2013 (the “Executive Bonuses”) upon the successful completion of certain performance based criteria for each named executive director that was established by the Committee. The Committee also approved that the Company shall be authorized to pay all or a portion of such Executive Bonuses when such bonuses are earned based upon the successful completion of such performance criteria thresholds established by the Committee.

The Executive Bonuses amounts formally approved by the Committee for each named executive officer, are as follows:

Name	Title	Bonus Amount
Brad J. Pyatt	Co-Chairman, CEO and President		$250,000
L. Gary Davis	Chief Financial Officer		$225,000
John H. Bluher	Co-Chairman and Executive Vice President		$225,000
Richard Estalella	Chief Operating Officer	$	*157,534
Cory J. Gregory	Executive Vice President of Brand Awareness and Social Media		$150,000
	Total:		$1,007,534

*Prorated from hire date

Pursuant to the above described Executive Bonuses structure and based upon the successful completion of certain performance criteria thresholds, as of August 12, 2013, an aggregate of $254,759 is currently payable to certain of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: August 16, 2013
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President